Exhibit 5-1

76 South Main Street Akron, OH 44308

December 21, 2017

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re:  Registration Statement on Form S-8 filed by FirstEnergy Corp.

Ladies and Gentlemen:

I am Vice President and General Counsel of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation (“FirstEnergy”), in connection with the preparation and filing by FirstEnergy with the Securities and Exchange Commission (the “SEC”) of the above-captioned registration statement on Form S-8 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an additional 1,393,143 shares (the “Shares”) of FirstEnergy’s common stock, $0.10 par value per share, that may be issued or delivered and sold by FirstEnergy pursuant to the FirstEnergy Corp. 2007 Incentive Plan, as amended (the “Plan”).

In connection with this opinion, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of FirstEnergy, and have reviewed such questions of law, as I, or persons under my supervision or control, have deemed necessary or appropriate for purposes of this opinion. In such review, I, or persons under my supervision or control, have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of stock option or other applicable award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion set forth herein is qualified in its entirety and subject to the following:

A.     In connection with this opinion, I have assumed that the authorization of the Shares will not have been modified or rescinded by the Board of Directors of FirstEnergy, that the resolutions authorizing FirstEnergy to issue or deliver and sell the Shares pursuant to the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by FirstEnergy (and that FirstEnergy will take no action inconsistent with such resolutions), and there will not have occurred any change in law affecting the validity of such Shares prior to their issuance. In rendering this opinion, I have also assumed that each award under the Plan will be approved by the Board of Directors of FirstEnergy or an authorized committee of the Board of Directors of FirstEnergy.

B.     This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to FirstEnergy or any other person or any other circumstance.

C.     I am a member of the Bar of the State of Ohio, and for purposes of this letter, I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio as currently in effect.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very Truly Yours,

/s/ Robert P. Reffner

Robert P. Reffner
Vice President and General Counsel
FirstEnergy Service Company